Exhibit 99.1

SUPPLEMENT DATED JUNE 3, 2025

TO THE PROXY STATEMENT FOR

THE 2025 ANNUAL MEETING OF STOCKHOLDERS OF BIOFRONTERA INC.

To Be Held on June 12, 2025

Explanatory Note

On April 30, 2025, Biofrontera Inc. (the “Company”) filed a Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with the Company’s 2025 Annual Meeting of Stockholders to be held June 12, 2025, at 10:00 a.m., Eastern Time (the “Meeting”).

After the filing of the Proxy Statement, the Company was advised that the New York Stock Exchange (“NYSE”) has determined that Proposal Nos. 2 and 3 included in the Proxy Statement are considered “routine” matters under NYSE rules, meaning that banks, brokers and other nominees have authority to vote shares held in street name on Proposal Nos. 2 and 3 without receiving voting instruction from the beneficial owner of such shares. This determination differs from the disclosure in the Proxy Statement, which indicated that only Proposal No. 4 in the Proxy Statement was a “routine” matter and, therefore, banks, brokers and other nominees would not have the authority to vote shares held in street name on Proposal Nos. 2 and 3 without receiving voting instructions from the beneficial owner of such shares. Accordingly, this supplement to the Proxy Statement is being filed to revise our initial disclosure in the Proxy Statement regarding what happens when a stockholder does not vote on Proposal Nos. 2 and 3.

The answer under the heading “Questions and Answers – What happens if I do note vote?” on page 4 of the Proxy Statement is hereby amended and restated as follows:

Q:	What happens if I do not vote?

A:	Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or proxy by returning a proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker or nominee will be able to vote your shares only on proposals that are “routine” matters. At the Meeting, approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 35,000,000 to 70,000,000 (Proposal No. 2), approval of a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Share Increase Proposal (Proposal No. 3), and the ratification of the appointment of our independent registered public accounting firm (Proposal No. 4) are each considered a “routine” matter. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your shares will not be voted at the Annual Meeting. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a legal proxy from your broker or other nominee in order to vote your shares electronically at the Annual Meeting. This ensures that your shares will be voted at the Meeting in the manner you desire.

Other than the revised language above, no other changes have been made to the Proxy Statement, and the Company’s Board of Directors continues to seek the vote of Company stockholders to be voted on at the Meeting as recommended in the original Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.

Proxies already received will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy.

EXCEPT AS DESCRIBED IN THIS SUPPLEMENT, THE INFORMATION PROVIDED IN THE PROXY STATEMENT REMAINS UNCHANGED. TO THE EXTENT THAT INFORMATION IN THIS SUPPLEMENT DIFFERS FROM OR UPDATES INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS SUPPLEMENT IS MORE CURRENT. THE PROXY STATEMENT CONTAINS ADDITIONAL INFORMATION. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.